EXHIBIT 23.3

                          CONSENT OF CIBC WORLD MARKETS


       We hereby consent to the use of our opinion letter to the Board of Directors of CNB Financial Corp. included as Appendix C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of NBT Bancorp Inc. and CNB Financial Corp. and to the references to such opinion therein.

       In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



/s/ CIBC World Markets
CIBC WORLD MARKETS

July 31, 2001